AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 9, 1997
                                                     REGISTRATION NO. 333-______
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           BENCHMARK ELECTRONICS, INC.
             (Exact name of registrant as specified in its charter)

                  TEXAS                            74-2211011
     (State or other jurisdiction of            (I.R.S. Employer
     incorporation or organization)            Identification No.)


        3000 TECHNOLOGY DRIVE                        77515
            ANGLETON, TEXAS                       (Zip Code)
(Address of Principal Executive Offices)

                           BENCHMARK ELECTRONICS, INC.
                                STOCK OPTION PLAN
                              (Full title of plan)

                                DONALD E. NIGBOR
                                    PRESIDENT
                              3000 TECHNOLOGY DRIVE
                              ANGLETON, TEXAS 77515
                     (Name and address of agent for service)

                                 (409) 849-6550
          (Telephone number, including area code, of agent for service)

                                   Copies to:
                                JOHN R. BRANTLEY
                          BRACEWELL & PATTERSON, L.L.P.
                           SOUTH TOWER PENNZOIL PLACE
                        711 LOUISIANA STREET, SUITE 2900
                            HOUSTON, TEXAS 77002-2781

                                   ----------

                         CALCULATION OF REGISTRATION FEE

========================  ==========     ==============     ===============     ================
                                           Proposed            Proposed
  Title of Securities    Amount to be   Maximum Offering   Maximum Aggregate       Amount of
    to be Registered      Registered    Price Per Share     Offering Price      registration fee
------------------------  ----------     --------------     ---------------     ----------------
    Common Stock,
par value $.10 per share  800,000(1)     $     27.38(2)     $ 21,903,500(2)     $        6,638
========================  ==========     ==============     ===============     ================

(1) Pursuant to Rule 416, includes any additional shares issuable pursuant to the antidilution provisions of the plan.

(2) Estimated, pursuant to Rule 457(h), solely for the purpose of calculating the registration fee as follows:

      (a) the registration fee for the 312,500 shares not presently under option was calculated by reference to the the average of the high and low sale prices of the Common Stock on the American Stock Exchange on May 6, 1997, which was $27.94, for a total maximum offering price for such 312,500 shares of $8,731,250; and

      (b) the registration fee for the 487,500 shares presently under option was calculated by reference to the average price per share at which each share under option is exercisable, which is 27.02 for a total maximum offering price for such 487,500 shares of $13,172,250.

Pursuant to General Instruction E to Form S-8, the contents of the Registration Statement on Form S-8 (Registration No. 33-61660) filed with the Securities and Exchange Commisision by Benchmark Electronics, Inc. are incorporated herein by reference.

This Registration Statement is filed solely to register additional securities of the same class as the securities registered pursuant to the effective Registration Statement referenced above relating to an employee benefit plan.

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
                                   SIGNATURES

      Pursuant to the requirements of the securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Angleton, State of Texas, on March 20, 1997.

                                          BENCHMARK ELECTRONICS, INC.

                                          By:/s/ DONALD E. NIGBOR
                                                 Donald E. Nigbor
                                                 President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        NAME                       POSITION                           DATE

_______________________          Chairman of the                 ______________
John C. Custer                 Board of Directors

/s/ DONALD E. NIGBOR         Director and President              March 20, 1997
Donald E. Nigbor          (principal executive officer)

/s/ STEVEN A. BARTON         Director and Executive              March 20, 1997
Steven A. Barton                 Vice President

/s/ CARY T. FU               Director and Executive              March 20, 1997
Cary T. Fu             Vice President (principal financial
                             and accounting officer)

/s/ PETER G. DORFLINGER             Director                     March 20, 1997
Peter G. Dorflinger

/s/ GERALD W. BODZY                 Director                     MARCH 20, 1997
Gerald W. Bodzy

_______________________             Director                     ______________
David H. Arnold

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
                                  EXHIBIT INDEX

     EXHIBIT
     NUMBER   DESCRIPTION
     ------   -----------
      5 Opinion of Bracewell & Patterson, L.L.P. regarding the legality of the shares of Common Stock covered by this Registration Statement.

      23.1 Consent of Bracewell & Patterson, L.L.P. (included in the opinion filed as Exhibit 5 hereto).

      23.2  Consent of KPMG Peat Marwick LLP.

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